UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 29, 2023

HEALTHY EXTRACTS INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-202542 (Commission File Number)	47-2594704 (I.R.S. Employer Identification No.)

7375 Commercial Way, Suite 125 Henderson, NV 89011 (Address of principal executive offices) (zip code)

(702) 463-1004 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[_]

Section 5 – Corporate Governance and Management

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 19, 2023, we filed a Certificate of Amendment to our Articles of Incorporation, to be effective at the open of trading on December 29, 2023, to (a) effectuate a 1-for-120 reverse split of our issued and outstanding shares of common stock, and (b) decrease our authorized common stock to 50,000,000 shares, par value $0.001. Beginning at the open of trading on December 29, 2023, and for twenty (20) business day thereafter, our common stock will trade under the temporary symbol “HYEXD” reflecting the reverse split.

Section 9 – Financial Statements and Exhibits.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Name and/or Identification of Exhibit

3.1	Certificate of Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthy Extracts Inc.

Dated: December 29, 2023	/s/ Kevin “Duke” Pitts
By:Kevin “Duke” Pitts
Its:President